UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Soliciting Material Pursuant to §240.14a-12

VARIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by Varian, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Varian, Inc.

Commission File No.: 000-25393

Date: July 27, 2009

About This Guide: What You Need to Know

As you now know, Varian and Agilent announced that they have signed an agreement for Agilent to acquire Varian. You may receive calls and questions about this transaction and we want you to be prepared for this event. This is an exciting opportunity for our company, our customers, and our future. Until the transaction closes we remain two separate companies, and it is “business as usual.” However, customers may have questions. We definitely want to keep our customers engaged and informed but it is very important that we share ONLY INFORMATION THAT HAS BEEN APPROVED. Please use this guide to answer questions from our customers.

Take 5 Steps to Help Customers

1.	Thank the customer for contacting you.
2.	Be helpful, provide the below introductory and regulatory statements if asked about the acquisition.
3.	Address what questions you can (see Q&A).
4.	Reassure the customer that they are and will remain a top priority.
5.	If they are calling about an Agilent instrument or service issue, please refer them to the Agilent customer service center.

General Response Statement to Customers about the Acquisition

Yes, we are very excited that Agilent and Varian have signed an agreement under which Agilent will acquire Varian. This is a great opportunity for both companies and our customers. When the acquisition is complete, it will result in one company that offers you a broader set of workflow solutions across a wider range of industries. We both have strong cultures of innovation and quality and together we think we can deliver more for you. We’re now going through normal closing conditions and regulatory approvals, our objective is to close the transaction by calendar year-end 2009.

Regulatory Statement to Customers

During this time, our customers remain our number one priority and you should expect to see the same level of service you have in the past. Until the transaction is complete, Agilent and Varian will continue to operate as two separate companies. You should continue working with me as you always have. We will provide you with updates as information is known. If you have Agilent–specific questions, you should contact Agilent directly.

Chromatography • Spectroscopy • Mass Spectrometry • Magnetic Resonance Spectroscopy and Imaging • X-Ray Crystallography • Dissolution • Consumables • Data Systems • Vacuum

Basic Background Facts

Q1.	Who is Agilent?
Agilent is a publicly traded bio-analytical and consumables company, headquartered in Palo Alto, Calif. Agilent serves both applied and life science markets, with approximately 19,000 employees worldwide. Like Varian, Agilent has a long history as a technology leader.

Q2.	Why is Agilent acquiring Varian?
The value of the acquisition is in the breadth of Varian’s applications and products, the breadth of technologies it has developed, and the talent. Once completed, the acquisition will result in one company that builds on the combined talent and technologies to provide even more innovative solutions for a wide variety of applications.

By incorporating Varian into Agilent’s bio-analytical business Agilent expects to enhance its ability to; 1. Meet your needs with stronger, more robust product offerings in a variety of technologies, and 2. Strengthen the service and support capabilities in all regions across the globe.

Q3	What does this announcement mean for Varian customers?
Great things are ahead. The real value of the acquisition is in the breadth of applications Agilent and Varian together can offer you. When complete, the acquisition will result in one company that offers you a broader set of workflow solutions across a wider range of industries. In addition, the acquisition brings together some of the best talent in the industry. Looking ahead, the many technologies being brought together will be used to create innovative products and services to keep you at the forefront of your field.

Chromatography • Spectroscopy • Mass Spectrometry • Magnetic Resonance Spectroscopy and Imaging • X-Ray Crystallography • Dissolution • Consumables • Data Systems • Vacuum

Potential Customer Questions:

Q4	What are Agilent’s plans for supporting my Varian products?
Be reassured, Agilent is committed to supporting customers’ investments in their existing instruments. Their intent is to honor Varian customers’ existing support contracts after the transaction closes.

Q5.	When can I, a Varian customer, begin contacting Agilent to place orders, get service, etc.?
Until the transaction closes, we must continue to operate as two separate companies. Varian customers should not contact Agilent about Varian products or services until after the acquisition is complete. Please contact your Varian sales representative.

Q6.

Q7.	What are Agilent’s plans for integrating Varian’s products going forward?
Be reassured, Agilent is committed to supporting customers’ investments in their existing instruments. Agilent is forming teams to develop plans for Varian’s product lines, but decisions will not be finalized and communicated until closing.

Q8.	Will Agilent honor Varian’s service agreements? Yes. Agilent’s intent is to honor Varian customers’ existing support contracts after the acquisition closes. There will be no erosion in the working relationship with you, and the commitment to serving your needs will be stronger than ever. In the short term, small separate teams are working on all of the customary closing requirements, so there will be no distractions to the field sales team serving you.

Q9.	Will this mean I have less sales and service support when the deal closes? Not at all. In fact, we expect the acquisition to strengthen our sales, service and support capabilities in all regions across the globe.

Q10	What if Varian gets calls from Agilent customers before the acquisition is complete?
The response must be: “I am sorry I cannot answer your question with respect to your Agilent product. Until the transaction closes, Agilent and Varian are operating as separate companies.” Please contact your Agilent representative.

Q11.	What to say to a Varian distributor or other channel partner?
“I am sorry but we cannot facilitate any business dialog with Agilent until the acquisition closes. Agilent and Varian are operating as separate companies. Once the deal closes, Agilent will move forward with business discussion. We must continue to focus on our customers and the Varian portfolio.”

Q12.	What should I do if I am contacted by the press or a member of the investment community for my thoughts on the Varian acquisition?

Do not provide comments to the press or the investment community. Direct all press inquiries to pr@varianinc.com [1.925.942.4703] and all investor-related inquires to ir@varianinc.com [1.650.424.5471]

Chromatography • Spectroscopy • Mass Spectrometry • Magnetic Resonance Spectroscopy and Imaging • X-Ray Crystallography • Dissolution • Consumables • Data Systems • Vacuum

Additional Information and Where to Find It

Varian, Inc. (“Varian”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Cobalt Acquisition Corp., pursuant to which Varian would be acquired by Agilent Technologies, Inc. (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Varian through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Varian’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on December 19, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Note on Forward-Looking Statements

This guide contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits of the proposed Merger, the ability of the parties to consummate the proposed Merger and the expected timing of closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Agilent to successfully integrate Varian’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Varian’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, and Varian’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Varian assumes no obligation to update any forward-looking statement contained in this guide.

Chromatography • Spectroscopy • Mass Spectrometry • Magnetic Resonance Spectroscopy and Imaging • X-Ray Crystallography • Dissolution • Consumables • Data Systems • Vacuum